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                                                                     Exhibit 5.2

                                  June 30, 2003




American Financial Capital Trusts II, III and IV
c/o American Financial Group, Inc.
One East Fourth Street
Cincinnati, OH  45202

                  Re:      American Financial Capital Trusts II, III and IV
                           ------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to American Financial Capital Trust II, a Delaware statutory trust ("AFC Trust II"), American Financial Capital Trust III, a Delaware statutory trust ("AFC Trust III"), and American Financial Capital Trust IV, a Delaware statutory trust ("AFC Trust IV" and, collectively with AFC Trust II and AFC Trust III, the "Trusts" and each a "Trust") in connection with certain matters of Delaware law relating to the formation of the Trusts and the proposed issuance of preferred securities in the Trusts to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission (the "Commission") by American Financial Group, Inc., an Ohio corporation (the "Company"), and the Trusts on or about the date hereof (the "Registration Statement").

                  In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of AFC Trust II as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on February 4, 1997 (the "AFC Trust II Certificate"); the Certificate of Trust of AFC Trust III as filed in the State Office on June 25, 2003 (the "AFC Trust III Certificate"); the Certificate of Trust of AFC Trust IV as filed in the State Office on June 25, 2003 (the "AFC Trust IV Certificate" and collectively with the AFC Trust II Certificate and the AFC Trust III Certificate, the "Certificates" and each a "Certificate"); a Declaration of Trust of AFC Trust II dated as of February 3, 1997 (the "AFC Trust II Original Governing Instrument"); a Declaration of Trust of AFC Trust III dated as of June 20, 2003 (the "AFC Trust III Original Governing Instrument"); a Declaration of Trust of AFC Trust IV dated as of June 20, 2003 (the "AFC Trust IV Original Governing Instrument" and collectively with the AFC Trust II Original Governing Instrument and the AFC Trust III Original Governing Instrument, the "Original Governing Instruments"); the Registration Statement; the amended and restated declaration of trust


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American Financial Capital Trusts II, III & IV
c/o American Financial Group, Inc.
June 30, 2003
Page 2

of American Financial Capital Trust I attached as an exhibit to Registration Statement No. 333-12537 on Form S-3 filed with the Commission on September 24, 1996, as amended by Pre-Effective Amendment Nos. 1 and 2 thereto (the "AFC Trust I Governing Instrument"); and a certification of good standing of the Trusts obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trusts) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents; (iii) that the Company, as sponsor, and each trustee of each of the Trusts will duly authorize, execute and deliver an amended and restated declaration of such Trust in the form of the AFC Trust I Governing Instrument (with appropriate changes of names and completion as necessary) (each, a "Governing Instrument") and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the issuance by each Trust of "Preferred Securities" (as defined in the Governing Instrument of such Trust and as used herein, "Preferred Securities") prior to the first issuance of Preferred Securities of such Trust; (iv) that the Preferred Securities of each Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto that sets forth the specific terms of the Preferred Securities of each Trust (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of each Governing Instrument and all other relevant documents; (v) that no event has occurred subsequent to the filing of any Certificate, or will occur prior to the issuance of all Preferred Securities by each Trust, that would cause a dissolution or liquidation of any Trust under the applicable Original
Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each Trust have been and will be conducted in accordance with its Original Governing Instrument or its Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. ss. 3801 et seq. (the "Delaware Act"); (vii) that prior to the first issuance of Preferred Securities by each Trust, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the Preferred Securities of each Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such Trust and as described in the Prospectus; and (viii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not

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American Financial Capital Trusts II, III & IV
c/o American Financial Group, Inc.
June 30, 2003
Page 3

participated in the preparation of the Registration Statement or any other offering materials relating to the Preferred Securities offered by each Trust and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. Each of the Trusts is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

                  2. Upon issuance, the Preferred Securities of each Trust will constitute validly issued and, subject to the qualifications set forth below, fully paid and nonassessable beneficial interests in the assets of the Trust. We note that pursuant to Section 11.04 of the Governing Instrument of each Trust, each Trust may withhold amounts otherwise distributable to a holder of Preferred Securities of the Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such holder of Preferred Securities of the Trust and that, pursuant to the Governing Instrument, the holder of Preferred Securities of the Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "LEGAL MATTERS" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                              Very truly yours,

                                              MORRIS, NICHOLS, ARSHT & TUNNELL